Exhibit 32.1

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Annual Report on Form 10-K of Cytokinetics, Incorporated (the “Company”) for the year ended December 31, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), each of the undersigned certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.
The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.
The information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Robert I. Blum
Robert I. Blum,
President, Chief Executive Officer and Director
(Principal Executive Officer)

By:	/s/ Ching W. Jaw
Ching W. Jaw,
Senior Vice President, Chief Financial Officer
(Principal Financial Officer)

By:	/s/ Robert C. Wong
Robert C. Wong,
Vice President, Chief Accounting Officer
(Principal Accounting Officer)

Date: March 1, 2023